UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C., 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  05/17/2005

International Assets Holding Corporation
(Exact Name of Registrant as Specified in its Charter)

Commission File Number:  000-23554

Delaware	59-2921318
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

220 E. Central Parkway, Suite 2060, Altamonte Springs, FL 32701
(Address of Principal Executive Offices, Including Zip Code)

407-741-5340
(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

Items to be Included in this Report

Item 2.02.    Results of Operations and Financial Condition

On May 17, 2005, International Assets Holding Corporation (the "Company") issued a press release announcing that it would restate its financial statements for the years 2002 through 2004 and for the first quarter of 2005. The restatement relates to errors in the Company's accounting for the beneficial conversion feature embedded in the $12,000,000 convertible notes issued by the Company in March 2004 and in the accounting for lease expenses incurred by the Company under certain office leases. The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 2.02. This Current Report on Form 8-K and the press release contain statements intended as "forward-looking statements" which are subject to the cautionary statements about forward-looking statements set forth in the press release.

Item 4.02.    Non-Reliance on Previously Issues Financial Statements or a Related Audit Report or Completed Interim Review

On March 16, 2005, the Audit Committee of the Board of Directors of the Company concluded that the previously issued financial statements for the years 2002 through 2004 and the first quarter of 2005 should not be relied upon because of errors in those financial statements and that the Company would restate these financial statements to make the necessary accounting corrections. The subject matter giving rise to this conclusion was discussed with the Company's independent registered public accounting firm, KPMG LLP.
The restatement will be effected through an amendment to the Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2004 and Quarterly Report on Form 10-QSB for the fiscal quarter ended December 31, 2004.
All necessary corrections and restated financial statements will be filed as promptly as practicable.
A copy of the Company's press release issued May 17, 2005, is furnished as Exhibit 99.1 to this Form 8-K and is incorporated by reference into this Item 4.02.

Item 9.01.    Financial Statements and Exhibits

Exhibit 99.1 Press Release dated May 17, 2005.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

International Assets Holding Corporation

Date: May 17, 2005.	By:	/s/ Brian T. Sephton
Brian T. Sephton
Chief Financial Officer

International Assets Holding Corporation

Date: May 17, 2005.	By:	/s/ Sean M. O'Connor
Sean M. O'Connor
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release